UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: August 27, 2009

HUIFENG BIO-PHARMACEUTICAL TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-32253	87-0650264
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

16B/F Ruixin Bldg., No. 25 Gaoxin Road
Xi’an 710075, Shaanxi Province, China
(Address of principal executive offices)

86-29-8822 4682
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sale of Equity Securities

On August 27, 2009, the Company issued 1,200,000 shares of its common stock to its supplier in lieu of cash payment for overdue accounts payable.

On September 2, 2009, the Company issued 2,600,000 of its common stock as partial payment in lieu of cash payment for the construction of an office building located at the Chang Wu Factory.

The issuances of the shares of Common Stock described in the preceding sentences are issued in reliance on Regulation S of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huifeng Bio-Pharmaceutical Technology, Inc.

	By:	/s/ Jing’an Wang
Jing’an Wang
Date: September 2, 2009		Chief Executive Officer